Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST MIDWEST POSITIONING FOR
SERVICE EXCELLENCE, EFFICIENCY AND GROWTH

Chicago IL, May 21, 2018 - First Midwest Bancorp, Inc. (the “Company”) (NASDAQ NGS: FMBI) has initiated certain actions in connection with its previously announced “Delivering Excellence” initiative. This initiative embodies the Company’s ongoing commitment to providing service excellence to its clients, as well as maximizing both the efficiency and scalability of its operating platform. The Company will leverage these actions, together with its leading distribution network and technology investments, as it responds to evolving client preferences for its services, organizes to deliver those services faster and more efficiently and enhances the scalability of its operating platform for continued growth.
“As a growing company built on client relationships and service, ‘Delivering Excellence’ is a natural progression,” said Michael L. Scudder, Chairman, President and Chief Executive Officer of the Company. “As our clients’ preferences and industry continue to evolve amid technological and digital advancement, it is incumbent upon us to align our business and resources to provide our clients with the superior experience they have come to expect from First Midwest, solidifying our competitive advantage.”
Components of “Delivering Excellence” include several revenue growth opportunities and improved delivery of service to clients through streamlined processes. With a greater number of our clients relying on our online and mobile applications, this initiative also includes the consolidation or closing of 19 locations across the Company’s footprint, as well as organizational realignments resulting in an approximately 7% net reduction in total workforce, of which nearly one half is expected to result from natural attrition. These actions are expected to be substantially complete by the fourth quarter of 2018.
Following completion of the branch actions, the Company will operate 110 locations, serving its clients with the 3rd and 9th largest network in the south metro and overall metro Chicago market place, respectively.

First Midwest Bancorp, Inc. | 8750 West Bryn Mawr Avenue | Suite 1300 | Chicago | Illinois | 60631

About First Midwest
First Midwest is a relationship-focused financial institution and one of the largest independent publicly-traded bank holding companies based on assets headquartered in the Midwest, with over $14 billion in assets and $11 billion in trust assets under management. First Midwest’s principal subsidiary, First Midwest Bank, and other affiliates provide a full range of commercial, treasury management, equipment leasing, retail, wealth management, trust and private banking products and services through locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest’s common stock is traded on the Nasdaq Stock Market under the symbol FMBI, and its website is www.firstmidwest.com.
Forward-Looking Statements
This press release, as well as any oral statements made by or on behalf of the Company in connection with the matters disclosed herein, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead express management’s beliefs regarding future results, plans or events. Actual results and events are subject to risks and uncertainties and may differ, possibly materially, from the statements in this release. Forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements to reflect new or updated information. Please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and its subsequent filings made with the Securities and Exchange Commission.
Contact Information

Investors:
Patrick S. Barrett
Executive Vice President and Chief Financial Officer
708.831.7231
pat.barrett@firstmidwest.com

Media:
James V. Stadler
Executive Vice President and Chief Marketing & Communications Officer
708.831.7402
jim.stadler@firstmidwest.com

First Midwest Bancorp, Inc. | 8750 West Bryn Mawr Avenue | Suite 1300 | Chicago | Illinois | 60631